Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 21, 2019 (except for the last paragraph of Note 12, as to which the date is April 8, 2019) in Amendment No. 2 to the Registration Statement on Form S-1 (No. 333-230428) and the related Prospectus of Turning Point Therapeutics, Inc. for the registration of shares of its common stock.

/s/ Ernst & Young LLP

San Diego, California

April 12, 2019